AMENDMENT No. 3
to
LICENSE AGREEMENT No. 15-C02736
between
NATIONAL TECHNOLOGY & ENGINEERING SOLUTIONS OF SANDIA, LLC
and
LIFELOC TECHNOLOGIES, INC.

National Technology & Engineering Solutions of Sandia, LLC (NTESS), a Delaware limited liability company and Lifeloc Technologies, Inc., a Colorado corporation, entered into License Agreement #15-C02736 (Agreement) executed on August 29, 2016, and first amended on June 11, 2020, and amended again on August 24, 2021.

Pursuant to the terms and conditions of the Agreement, the Parties are executing this document to amend the Agreement as set forth herein:

1. Replace in its entirety Section 4. U.S. Competitiveness with the following:

4. U.S. Competitiveness

4.1. Licensee agrees that any products embodying any NTESS PATENTS or produced through the use of any NTESS PATENTS will be substantially manufactured in the United States unless Licensee can show to the satisfaction of DOE that it is not commercially feasible. In the event DOE agrees to foreign manufacture, there will be a requirement that the GOVERNMENT's support of the technology be recognized in some appropriate manner, e.g., alternative binding commitments to provide an overall net benefit to the U.S. economy.

2. Add a new Exhibit F and Add the following Section 7.8:

7.8 Licensee is required to complete a Participant Data Sheet (hereinafter PDS) prior to executing this License Agreement and any amendment. Licensee represents that all information provided to NTESS in the PDS (incorporated herein as Exhibit F) is accurate and shall report any changes to the information provided therein within thirty (30) days of any such changes, including any CHANGE IN CONTROL of the Licensee. NTESS may terminate or reduce the rights and licenses granted Licensee for any changes, misrepresentations of material information provided in the PDS, or the failure to provided changes or updates to the information provided in the PDS.

3. Replace in its entirety Section 10. Assignment with the following:

10. Assignment

10.1 This License may not be transferred or assigned (and no rights hereunder may be assigned, and no obligations hereunder may be delegated) without the express

written consent of NTESS, and any such attempted assignment, delegation or transfer shall be void and shall terminate this License at NTESS's reasonable discretion. For the purposes of this provision, any form of CHANGE OF CONTROL of Licensee that results in ownership by an individual or entity from a DOE COUNTRY OF RISK shall be deemed an impermissible transfer, whether or not such CHANGE OF CONTROL would otherwise be deemed a transfer under applicable law; provided that, in the event of a CHANGE OF CONTROL that violates the foregoing, Licensee shall have 90 days to cure the event, failing which NTESS may terminate this License Agreement upon written notice. Any such transfer of duties or assignment of rights can only be made when Licensee is current on all obligations, including financial obligations.

10.2 Licensee, after obtaining written permission from NTESS as required under section 10.1, agrees that it will not license, assign, or otherwise transfer this License to any entity, at any tier, until that entity agrees in writing to NTESS to comply with all obligations and requirements under this License.

10.3 NTESS may assign, delegate, or otherwise transfer any rights or duties under this License to any assignee or transferee.

4. Amend Section 15.3 to add Exhibit F to the exhibit list:

In 15.3 replace "...Exhibits A, B, C, D, and E..." with "...Exhibits A, B, C, D, E, and F..."

5. Add the following definitions to Exhibit A as definition 13 and 14:

13. CHANGE OF CONTROL means 1) a sale, lease, transfer or other disposition, whether by merger, consolidation or otherwise of all or substantially all of the Licensee's assets to a third-party entity not controlled by Licensee, or 2) a transaction that results in the initial shareholders ceding Control of Licensee. Control means any person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934 and subsequent amendments) other than the initial shareholders acquiring beneficial ownership, directly or indirectly, of more than 50% of the outstanding voting shares or securities or the ability otherwise to elect a majority of the board of directors or other managing authority of the entity.

14. DOE COUNTRY OF RISK means any foreign country designated as a country of risk by the Under Secretary for Science, the Under Secretary of Energy, the Under Secretary for Nuclear Security, and/or the Office of Intelligence and Counterintelligence.

6. In Exhibit D:

a. [redacted]

b. [redacted]

Except as specifically modified or amended by the terms of this Amendment Number Three (3), License Agreement #15-C02736 executed on August 29, 2016, and first amended on June 11, 2020, and amended again on August 24, 2021, and all provisions contained therein are, and shall continue, in full force and effect.

LIFELOC TECHNOLOGIES, INC.:	NATIONAL TECHNOLOGY & ENGINEERING SOLUTIONS OF SANDIA, LLC:
By: [signature]	By: Mary Monson
Wayne Willkomm	Mary Monson
Title: CEO	Title: Senior Manager, Technology Partnerships
Date: 8/26/25	Date: August 20, 2025